UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 11, 2009

CHINA GENGSHENG MINERALS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-51527	91-0541437
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

No. 88 Gengsheng Road,
Dayugou Town, Gongyi, Henan,
People's Republic of China 451271
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (86) 371-6405-9818

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

China Gengsheng Minerals, Inc. (the "Company") renewed a regenerative brick contract and a full-service refractory contract with Shandong Iron and Steel Group, Rizhao Subsidiary ("Rizhao Subsidiary") on November 11, 2009 and November 21, 2009 respectively. The term for the full-service refractory contract is one year from December 1, 2009 to November 10, 2010, and the term for the regenerative bricks contract is eighteen months from November 11, 2009 to May 31, 2011. The payments under both contracts will be made on a monthly basis in accordance with the production schedule of each agreement. Based on the Company’s estimations, the combined total value of the two contracts is approximately $9 million.

For more information regarding the terms of the contracts, please refer to the copy of the regenerative brick contract attached as Exhibit 10.1 and the full-service refractory contract attached as Exhibit 10.2 to this Current Report on Form 8-K. The above description of the contracts is qualified in its entirety by reference to the complete text of the contracts. The Company also issued a press release describing these contracts, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	The regenerative brick contract dated November 11, 2009.

Exhibit 10.2	The full-service refractory contract dated November 21, 2009.

Exhibit 99.1	Press Release issued on November 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Gengsheng Minerals, Inc.

Date: November 30, 2009

By:	/s/ Shunqing Zhang
Name: Shunqing Zhang
Title: Chief Executive Officer